Execution Version NOTE AMENDMENT AGREEMENT This NOTE AMENDMENT AGREEMENT (the “Agreement”) effective as of April _____, 2020, is by and between INUVO, INC., a Nevada corporation (“INUV”) and CAVALRY FUND I, LP (the “Purchaser”). INUV and the Purchaser are collectively referred to herein as the “Parties”. WHEREAS, INUV issued the Purchaser that certain Original Issue Discount Unsecured Subordinated Convertible Note due September 1, 2020 in the principal amount of $840,000 (the “Promissory Note”) as modified under that certain Note Modification and Release Agreement effective November 11, 2019 (the “Modification”), the Promissory Note and Modification collectively referred to herein as, the “Note”, and attached hereto as Exhibit A; WHEREAS, the amount outstanding under the Note as of the date hereof is $315,000; WHEREAS, the current COVID-19 pandemic has negatively impacted INUV and INUV desires to conserve its working capital and desires to extend the Maturity Date of the Note; WHEREAS, the Purchaser and INUV desire to amend the Note under the terms provided herein; NOW THEREFORE, the Purchasers and INUV, in consideration of the promises and covenants contained herein, the sufficiency of which is acknowledged, agree as follows: 1. Recitals. The above recitals are true, correct and are herein incorporated by reference. 2. Extension of Maturity Date. The “Maturity Date” as defined under the Promissory Note is hereby amended and restated to December 31, 2020. 3. Conversion Price. Section 4(b) of the Promissory Note is hereby deleted in its entirety and the “Conversion Price” as defined under the Note (and as modified by the Modification) is hereby amended and restated to $0.175 per share. 4. Mutual Representations and Warranties of the Parties. The Parties warrant and represent to each other that they have executed this Agreement with the full capacity and authorization to do so and have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Parties acknowledge, understand and agree that this Agreement shall bind it and its successors or assigns. 5. Choice of Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning this Agreement shall only be commenced in the state and federal courts sitting in New York County, New York (the “New York Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. 6. Section 3(a)(9). INUV represents that this Agreement and the amendments contained herein are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933 (“Securities Act”) and covenants not to take any position contrary to this Section 6. For the purposes of Rule 144 of the Securities Act, INUV acknowledges that the holding period of the Conversion may be tacked to the Original Issue Date of the Note (March 1, 2019) and INUV agrees not to take a position contrary to this Section 6. Upon conversion of the Note, INUV agrees to issue the Conversion Shares without any restrictions on transfer and without any restrictive legend. 7. Miscellaneous.